As filed with the Securities and Exchange Commission on April 3, 2015
Registration No. 333-196328

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 ON FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________

WAFERGEN BIO-SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
__________________________

Nevada	3826	90-0416683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

Ivan Trifunovich, President and Chief Executive Officer
7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Please send copies of all communications to:

Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440
__________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 28, 2014, WaferGen Bio-systems, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-196328), which was amended by pre-effective amendments on each of July 18, 2014, August 4, 2014 and August 19, 2014 (as so amended, the “Form S-1”). The Form S-1 was declared effective on August 21, 2014.

The Form S-1 registered the offer and sale of 2,000 Units, with each Unit consisting of 2,000 shares of common stock and 2,000 warrants to purchase shares of our common stock (together with the shares of common stock underlying such warrants) at a public offering price of $10,000 per Unit. Each warrant included in the Units entitles its holder to purchase one share of common stock at an exercise price equal to the offering price per share for each Unit. In addition, the underwriters had the option to purchase up to (i) 600,000 additional shares of common stock, and/or (ii) additional warrants to purchase up to 600,000 additional shares of common stock solely to cover over-allotments, if any, at the price to the public less the underwriting discounts and commissions. The underwriters exercised the option with respect to the additional warrants to purchase up to 600,000 additional shares of common stock.  On August 27, 2014, the Company completed the offering of the Units, including the additional warrants offered to the underwriters.

This Post-Effective Amendment No. 1 to the Form S-1 on Form S-3 (the Form S-1 as so amended, the “Registration Statement”) is being filed by the Company to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the Commission on March 17, 2015 and certain of the Company’s current reports on Form 8-K that have been filed with the Commission since December 31, 2014, as well as to convert the Form S-1 into a registration statement on Form S-3. The Registration Statement now covers up to 4,600,000 shares of common stock of the Company (the “Securities”) issuable upon exercise of unexercised warrants previously registered on the Form S-1 comprising 4,600,000 shares of common stock underlying warrants, which includes 600,000 shares of common stock underlying warrants issued to cover over-allotments. No further offering of shares of common stock or warrants will be made pursuant to the Registration Statement.

All filing fees payable in connection with the registration of these Securities were previously paid by the Company in connection with the filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 3, 2015

WAFERGEN BIO-SYSTEMS, INC.

PROSPECTUS

Up to 4,600,000 Shares of Common Stock
Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the issuance of up to 4,600,000 shares of our common stock, par value $0.001 per share, upon the exercise of outstanding warrants, at an exercise price of $5.00. We issued each of these warrants as part of an underwritten public offering that closed on August 27, 2014. No securities are being offered pursuant to this prospectus other than the 4,600,000 shares of our common stock that will be issued upon the exercise of such warrants.

Our common stock is traded on the Nasdaq Capital Market under the symbol “WGBS.” On March 31, 2015, the closing price of our common stock was $4.53 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks identified in this prospectus under “Risk Factors” on page 4 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                             , 2015

  PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the risks of purchasing our common stock identified under “Risk Factors” on page 4 of this prospectus and our financial statements and any other information incorporated herein by reference.

As used in this prospectus the terms “WaferGen,” the “Company,” “we,” “our” and “us” refer to WaferGen Bio-systems, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company or where the context requires otherwise.

Our Company

Since we commenced operations in 2003, we have been engaged in the development of systems for gene expression quantification, genotyping and stem cell research. Since 2008, our primary focus has been on the development, manufacture and marketing of our SmartChip System, a genetic analysis platform used for profiling and validating molecular biomarkers in the life sciences and pharmaceutical drug discovery industries. Since the beginning of 2014, following an acquisition, we now also sell the Apollo 324™ product line used in library preparation for next-generation sequencing (“NGS”). Our combined product lines now offer one-stop shopping for NGS sample preparation and validation solutions that enable NGS instruments (such as MiSeq™ from Illumina and PGM™ from Thermo Fisher) to produce better results in terms of accuracy, while at the same time simplifying the workflow in a cost efficient manner.

Our SmartChip products are aimed at researchers who perform genetic analysis, primarily at pharmaceutical and biotech companies, academic and private research centers and diagnostics companies involved in biomarker discovery and genetic research. Many scientists believe that much of the work to seek new therapeutic solutions will be directed at understanding the expression level of key relevant segments of DNA (i.e. genes and other regulatory elements), as well as the changes in their sequence (i.e. mutations such as single nucleotide polymorphisms (“SNPs”)). Gene expression is fundamental to the understanding of many disease processes and hence, drug efficacy. For example, in the field of oncology (cancer treatment), greater understanding of gene expression in certain types of cancerous cells has led to the discovery of specific disease biomarkers that will allow clinicians to provide more accurate diagnosis, prognosis and treatment options for their patients. Increasingly, researchers are focusing their attention on studying physiological phenomena at the molecular level and are consequently committing their research budgets to acquiring research tools that help them develop personalized therapies.

We are primarily focused on marketing a flexible, open format genetic analysis system, the WaferGen SmartChip System, which provides a range of high throughput capabilities including mRNA, microRNA and lncRNA expression level measurement, as well as SNP genotyping. In August 2010, we formally launched our first generation SmartChip 5K System, which was an innovative real-time polymerase chain reaction (“real-time PCR”) tool enabling scientists to study thousands of genes simultaneously clustered in gene specific pathways. The results of such studies are potentially leading to the discovery and validation of clinically relevant disease signatures. We believe that the SmartChip System is well suited for the large and growing genomics markets, including for researchers seeking to confirm and expand on discoveries made with the growing use of NGS. In July 2012, we launched the SmartChip MyDesign System, which is the second-generation instrument with significantly upgraded capabilities. First, the new system allows customers to dispense their own assays into a SmartChip, which gives them much greater flexibility and faster experiment turnaround time. Second, we have enabled SNP genotyping on the SmartChip by validating appropriate chemistries and supplying the requisite software. The SmartChip System’s high density, nanoliter-scale format can provide throughput levels that facilitate the development of life science clinical research solutions at a fraction of the time and cost currently possible with existing competing systems.

Recently, our R&D efforts have been concentrated on the development of Smart-Chip-based solutions for Single Cell Genomics. Most biological measurements to date have been performed on a population of cells or tissues. Such studies lack the ability to discriminate critical events occurring at an individual cell level and hence, would report results that reflect an average for the population under investigation. However, diseases such as cancer or diabetes start from a single cell that has acquired a deleterious mutation. Furthermore, single cell analysis has already resulted in the identification of new cell types in neuronal and immune cell populations. Identifying and understanding such rare events amidst a population of normal cells is the challenge that SmartChip-based single cell analysis aims to solve.

The SmartChip, along with the ability to dispense nanoliter volumes (using the MultiSample NanoDispenser (“MSND”)) into these wells, makes this an ideal vehicle for isolating and processing thousands of single cells for RNA-seq and/or qPCR based applications. The physical separation of wells in the SmartChip affords better protection against cross-contamination than the emulsion-based systems that are pursued by our competitors.

Previously, our R&D efforts were concentrated on the commercialization of the SmartChip Target Enrichment™ (“TE”) System. This new product has been designed to perform a critical sample preparation step prior to targeted NGS. The targeted sequencing is aimed at deciphering the nucleic acid sequence of a certain portion of the genome (the targets), for example a set of genes of interest, as opposed to the whole genome. In order to limit the sequencing to the targets of interest, scientists are using various techniques including PCR to treat the nucleic acid samples prior to sequencing. WaferGen is using its SmartChip consumable to conduct massively parallel individual PCR reactions for TE. This approach offers certain advantages over existing chemistries and platforms. Although these advantages could help us successfully compete in the high potential emerging market for clinical sequencing, we face considerable competition, including the competing sample preparation kits from NGS instrument manufacturers such as Illumina, Inc. (“Illumina”) and Life Technologies Corporation (“LIFE,” now a division of Thermo Fisher).

We employ a business model that primarily generates revenue from the sale of instruments (i.e. the SmartChip System™ or Apollo 324™ instrument) and a recurring revenue stream from the sale of consumables (i.e. the SmartChip Panels™ or PrepX™ reagents), similar to the “razor and razor blade” business model.

Our revenue is subject to fluctuations due to the timing of sales of high-value products and service projects, the impact of seasonal spending patterns, the timing and size of research projects our customers perform, changes in overall spending levels in the life science industry and other unpredictable factors that may affect customer ordering patterns. Any significant delays in the commercial launch or any lack or delay of commercial acceptance of new products, unfavorable sales trends in existing product lines, or impacts from the other factors mentioned above, could adversely affect our revenue growth or cause a sequential decline in quarterly revenue. Due to the possibility of fluctuations in our revenue and net income or loss, we believe that quarterly comparisons of operating results are not a good indication of future performance.

Since inception, we have incurred substantial operating losses. As of December 31, 2014, our accumulated deficit was $91,531,032. Losses have principally occurred as a result of the substantial resources required for the research, development and manufacturing start-up costs required to commercialize our initial products. We expect to continue to incur substantial costs for research and development activities for at least the next year as we expand and improve our core technology and its applications in the life science research market.

Corporate Information

Wafergen, Inc. was incorporated in Delaware on October 22, 2002. On May 31, 2007, Wafergen, Inc. was acquired by WaferGen Bio-systems, Inc., a Nevada corporation. In the transactions, Wafergen, Inc. merged with a subsidiary of WaferGen Bio-systems, Inc. and became a wholly owned subsidiary of WaferGen Bio-systems, Inc. WaferGen Bio-systems, Inc. was incorporated under the laws of the State of Nevada on August 4, 2005, under the name Scuttlebutt Yachts, Inc., subsequently renamed La Burbuja Cafe, Inc. on June 20, 2006, and WaferGen Bio-systems, Inc. on January 31, 2007, in anticipation of the merger with Wafergen, Inc. We also have a subsidiary in Luxembourg. Our principal executive offices are located at 7400 Paseo Padre Parkway, Fremont, California 94555. The telephone number at our principal executive offices is (510) 651-4450. Our website address is www.wafergen.com. Information contained on our website is not deemed part of this prospectus, other than our Code of Business Conduct and Ethics, which is incorporated by reference.

The Offering

Common stock offered	Up to 4,600,000 shares of our common stock issuable upon exercise of warrants issued by us as part of an offering that closed on August 27, 2014 (the “2014 Offering Warrants”)

Common stock to be outstanding immediately after this offering	10,259,768

Use of Proceeds
We intend to use the net proceeds, if any, from the exercise of the 2014 Offering Warrants for working capital and general corporate purposes, which may include capital expenditures. See “Use of Proceeds”

Risk Factors
See the section titled “Risk Factors” and the other information included in this prospectus for information regarding factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“WGBS”

The number of shares of common stock outstanding immediately after this offering is based on 5,659,768 shares of common stock outstanding as of March 31, 2015, and, as of that date, excluded:

•	248,510 shares of restricted stock that will vest on various dates from May 29, 2015 to May 29, 2017;

•
736,309 shares of common stock issuable upon the exercise of outstanding warrants not included in this offering with exercise prices ranging from $6.25 to $2,981.70 and a weighted average exercise price of $30.19 per share;

•
64,700 shares of common stock issuable and 32,350 shares issuable upon the exercise warrants with an exercise price of $26.00 upon the exercise of 25.88 outstanding placement agent unit warrants with an exercise price of $50,000 per unit;

•	398,552 shares of common stock issuable upon the exercise of outstanding options with exercise prices ranging from $3.19 to $2,375.43 and a weighted average exercise price of $14.47 per share;

•
1,156,661 shares of common stock issuable, based on an average closing stock price in the preceding 30 days of $4.4957, should we elect to repay our Malaysian Notes with a face value of $5.2 million by issuance of our common stock; and

•	659,557 shares of common stock reserved for future issuance under our 2008 Stock Incentive Plan.

RISK FACTORS

A purchase of our shares of common stock is an investment in our securities and involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in or incorporated by reference in this prospectus, including the risks and uncertainties discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated in our subsequent periodic reports filed with the Securities and Exchange Commission. All of these risk factors are incorporated by reference herein in their entirety. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In that case, the market price of our common stock could decline, and you may lose part or all of your investment in our company. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained or incorporated by reference in this prospectus may contain forward-looking statements. Except for the historical information contained or incorporated by reference in this prospectus, the matters discussed or incorporated by reference herein are forward looking statements. These forward looking statements include but are not limited to our plans for sales growth and expectations of gross margin, expenses, new product introduction, and our liquidity and capital needs. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. In addition to the risks and uncertainties discussed in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include consumer trends, business cycles, scientific developments, changes in governmental policy and regulation, currency fluctuations, economic trends in the United States and inflation. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the 2014 Offering Warrants.  As of April 3, 2015, the outstanding 2014 Offering Warrants were exercisable for a total of 4,600,000 shares of our common stock.  We will not issue fractional shares upon exercise of the 2014 Offering Warrants.  Each of the 2014 Offering Warrants contains instructions for exercise.  In order to exercise any of the 2014 Offering Warrants, the holder must deliver to us the information required in the 2014 Offering Warrants, along with payment for the exercise price of the shares to be purchased.  We will then deliver shares of our common stock in the manner described above in the section titled “Description of Securities—Description of 2014 Offering Warrants” beginning on page [5] of this prospectus.

USE OF PROCEEDS

To the extent that the 2014 Offering Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $23 million. The holders of the 2014 Offering Warrants may exercise their warrants at any time until their expiration. Because the holders of the 2014 Offering Warrants may exercise the 2014 Offering Warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to working capital and general corporate purposes. It is possible that some or all of the 2014 Offering Warrants may expire and may never be exercised. We do not plan on applying to list any of the 2014 Offering Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our articles of incorporation, as amended and restated, authorizes 310,000,000 shares of capital stock, par value $0.001 per share, of which 300,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock.

Description of Common Stock

We are authorized to issue 300,000,000 shares of common stock, 5,659,768 shares of which were issued and outstanding as of March 31, 2015. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock will be entitled to cash dividends as may be declared, if any, by our board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “WGBS.” The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company at 17 Battery Place, New York, New York 10004.

Description of Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock. Our board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Our board of directors has designated 3,663 shares of our preferred stock as Series 1 Convertible Preferred Stock (“Series 1 Preferred Shares”), none of which are issued and outstanding. No shares of Series 1 Preferred Shares will be issued in the future.

Description of 2014 Offering Warrants

The following summary of certain terms and provisions of our 2014 Offering Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the 2014 Offering Warrant, the form of which has been incorporated by reference as Exhibit 4.11 to the registration statement of which this prospectus is a part.

Duration and Exercise Price. Each 2014 Offering Warrant entitles the holders thereof to purchase one share of our common stock at an exercise price of $5.00 per share, through August 27, 2019.

Cashless Exercise. If, at the time a holder exercises its 2014 Offering Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the 2014 Offering Warrant to the holder then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the 2014 Offering Warrant.

Fundamental Transactions. In the event of any fundamental transaction, as described in the 2014 Offering Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the 2014 Offering Warrants will thereafter have the right to receive upon exercise of the 2014 Offering Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Series A Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the 2014 Offering Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the 2014 Offering Warrants after the fundamental transaction.

Transferability. The 2014 Offering Warrants may be transferred at the option of the 2014 Offering Warrant holder upon surrender of the 2014 Offering Warrants with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the 2014 Offering Warrants on any national securities exchange or other nationally recognized trading system.

Right as a Stockholder. Except by virtue of a holder’s ownership of shares of our common stock, the holders of the 2014 Offering Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2014 Offering Warrants.

Exercisability. The 2014 Offering Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and such underlying shares shall not be delivered until payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below) has been made. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2014 Offering Warrants.

Anti-Takeover Effects of Provisions of Nevada State Law

In the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by McDonald Carano Wilson, LLP, Reno, Nevada.

EXPERTS

SingerLewak LLP, an independent registered public accounting firm, have audited our financial statements for the years ended December 31, 2014 and 2013, as stated in their report appearing in the Form 10-K filed with the SEC on March 17, 2015, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on August 19, 2014.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to WaferGen Bio-systems, Inc., 7400 Paseo Padre Parkway, Fremont, California 94555, Attention: Corporate Secretary, Telephone: (510) 651-4450. Copies of the above reports may also be accessed from our web site at www.wafergen.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WAFERGEN BIO-SYSTEMS, INC.

PROSPECTUS

Up to 4,600,000 Shares of Common Stock
Issuable Upon Exercise of Outstanding Warrants

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT

Registration Fees	$2,962
Legal Fees	18,000
Accounting Fees	7,000
Miscellaneous Fees and Expenses	2,000

Total	$29,962

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the CGCL is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

We have entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers of regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by  such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 3, 2015.

WAFERGEN BIO-SYSTEMS, INC.
By:	/s/ IVAN TRIFUNOVICH
Ivan Trifunovich
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ IVAN TRIFUNOVICH	Chairman, President and Chief Executive Officer	April 3, 2015
Ivan Trifunovich	(Principal Executive Officer)

/s/ MICHAEL P. HENIGHAN	Chief Financial Officer	April 3, 2015
Michael P. Henighan	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 3, 2015
Dr. R. Dean Hautamaki

*	Director	April 3, 2015
Makoto Kaneshiro

*	Director	April 3, 2015
Joel Kanter

*	Director	April 3, 2015
William McKenzie

*	Director	April 3, 2015
Robert Schueren

* /s/ IVAN TRIFUNOVICH
Ivan Trifunovich, Attorney-in-Fact

Exhibit Index
			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

3.1	Amended and Restated Articles of Incorporation of WaferGen Bio-systems, Inc., dated January 31, 2007		8-K		3.1	2/1/2007

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company		8-K		3.1	8/28/2013

3.3	Certificate of Designation of the Series 1 Convertible Preferred Stock		8-K		3.2	8/28/2013

3.4	Certificate of Withdrawal of Certificate of Designation of the Series A-1 Convertible Preferred Stock and the Series A-2 Convertible Preferred Stock		8-K		3.3	8/28/2013

3.5	Amended and Restated Bylaws of WaferGen Bio-systems, Inc.		8-K		3.1	11/18/2014

4.1	Form of Common Stock Certificate		S-1/A		4.14	7/18/2014

4.2	Form of Warrant to purchase shares of Common Stock of the Company, issued August 27, 2014, to investors in the Company’s August 2014 public offering		S-1/A		4.15	8/19/2014

5.1	Opinion of McDonald Carano Wilson LLP		S-1/A		5.1	8/19/2014

23.1	Consent of Independent Registered Public Accounting Firm	X

23.3	Letter of Consent from McDonald Carano Wilson LLP (included in Exhibit 5.1)		S-1/A		5.1	8/19/2014

24.1	Power of Attorney (included on signature page hereto)		S-1		24.1	5/28/2014